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                                                                  EXHIBIT 23.4


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated February 23, 1996, relating to the combined financial statements of Tanner-Peck, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the heading "Expert" in such Prospectus.

                                                   BDO Seidman, LLP

Memphis, Tennessee
September 19, 1996